Exhibit 10.116

CORTEX PHARMACEUTICALS, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is entered into as of January 15, 2010 (the “Effective Date”), between Cortex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Samyang Optics Co., Ltd., a South Korean corporation (the “Purchaser”).

R E C I T A L S:

A. The Company proposes to borrow an aggregate sum of One Million Five Hundred Thousand Dollars (US$1,500,000) from the Purchaser in exchange for the issuance of a convertible promissory note in the form attached hereto as Exhibit A (the “Note”), in accordance with the terms and conditions of the Agreement.

B. The Company also proposes to issue and sell related warrants to purchase shares of common stock of the Company, with a par value of US$0.001 per share (the “Shares”), in the form attached hereto as Exhibit B (the “Warrants”), and the Purchaser wishes to purchase the Warrants, in accordance with the terms and conditions of the Agreement.

A G R E E M E N T:

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1. Issuance of the Note. The Company hereby agrees to issue and deliver to the Purchaser, and the Purchaser agrees to purchase from the Company, the Note on the terms and conditions included herein. The closing of the purchase and sale of the Note contemplated hereunder (the “Closing”) shall be held as of the same date herewith or at such other time upon which the Company and the Purchaser shall mutually agree (the “Closing Date”); provided, however, that to the extent that the Company has not received the Purchase Price on or prior to the third (3rd) Business Day (as defined in Section 9(g) below) following the Effective Date, unless the Company otherwise expressly agrees in writing, this Agreement shall automatically terminate without penalty to the Company. On the Closing Date, the Company shall have received from the Purchaser via wire transfer an amount equal to One Million Five Hundred Thousand Dollars (US$1,500,000) (the “Purchase Price”) and the Company will issue and deliver to the Purchaser the Note.

2. Issuance of Warrants. Upon the date of and subject to the conversion of the Note in accordance with its terms, the Purchaser shall be issued Warrants to purchase a number of Shares equal to forty percent (40%) of the total number of Shares issued to the Purchaser upon conversion of the outstanding principal due under the Note (assuming for purposes of such calculation that all outstanding principal due under the Note on the Maturity Date (as defined in the Note) is converted into Shares). The initial exercise price of the Warrants shall be an amount per Share equal to one hundred forty percent (140%) of the greater of (y) $0.134 (subject to adjustment for stock splits, stock dividends and the like that occur after the Effective Date) or (z) an amount equal to eighty-five percent (85%) of the Weighted Average Closing Price (as defined in the Note) of the Shares for the five (5) Trading Day (as defined in the Note) period immediately prior to the Maturity Date. Notwithstanding any of the foregoing, the Company shall have no obligation to, and shall not, issue any Warrants to the Purchaser unless and until the Note is converted in accordance with it terms.

3. Purchaser’s Representations. The Purchaser hereby represents and warrants to the Company as follows:

(a) The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by hereby and otherwise to carry out its obligations hereunder.

(b) The execution and delivery of the Agreement and performance by the Purchaser of the transactions contemplated by the Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser.

(c) The Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) The execution, delivery and performance by the Purchaser of the Agreement and the consummation by it of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Purchaser’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Purchaser is subject (including federal and state securities laws and regulations), or by which any property or asset of the Purchaser is bound or affected, except in the case subparagraph (ii) such as could not have or reasonably be expected to have a material adverse effect on the Purchaser.

(e) The Purchaser is acquiring the Note and the Warrants, if any, as well as the Shares underlying the Note and the Warrants, if any (collectively referred to with the Note and Warrants as the “Securities”), for the Purchaser’s own account and not as a nominee or agent for any other person, and not with the view to, or for sale in connection with, any distribution thereof.

(f) The Purchaser is an “accredited investor,” as the Purchaser is a person or entity described in one of the items in Annex A attached hereto.

(g) The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(h) The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

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(i) The offer and sale of the Securities has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that, accordingly, they will not be transferable except as permitted under various exemptions set forth in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act, and that there will be a legend printed upon the Securities so indicating.

(j) The Securities may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of unless the Purchaser first provides to the Company and opinion of counsel to the effect that such sale, transfer, assignment, pledge, hypothecation or other disposition will be exempt from the registration and prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities’ law.

4. Company’s Representations. The Company hereby represents and warrants to the Purchaser as follows:

(a) The Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by hereby and otherwise to carry out its obligations hereunder.

(b) The execution and delivery of the Agreement and performance by the Company of the transactions contemplated by the Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Company.

(c) The Agreement has been duly executed by the Company, and when delivered by the Company in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) The execution, delivery and performance by the Company of the Agreement and the consummation by it of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case subparagraph (ii) such as could not have or reasonably be expected to have a material adverse effect on the Company.

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(e) The authorized and outstanding capital stock of the Company is set forth on Schedule A attached hereto. All issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule A, there are no other outstanding rights, options, warrants, preemptive rights, rights of first refusal, or similar rights for the purchase or acquisition from the Company of any securities of the Company nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights or rights of first refusal. Except as otherwise provided in the Company’s certificate of incorporation, there are no outstanding rights or obligations of the Company to repurchase or redeem any of its securities. The respective rights, preferences, privileges, and restrictions of the Company’s outstanding shares are as stated in the Company’s certificate of incorporation. All outstanding securities have been issued in compliance with all applicable securities laws.

(f) There is no action, suit, proceeding, or investigation (including without limitation any suit, proceeding, or investigation involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers) against or adverse to the Company pending or, to the best of the Company’s knowledge, currently threatened before any court, administrative agency, or other governmental body. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality. There is no action, suit, or proceeding by the Company currently pending or that the Company intends to initiate.

(g) The Company has fully provided the Purchaser with all the information that the Purchaser has requested for deciding whether to purchase the Note and the Warrants. Neither this Agreement, nor any other agreements, statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or, when taken together, omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

5. Conditions to Closing of the Purchaser. The Purchaser’s obligation to purchase the Note at the Closing and the Warrants in accordance with the terms set forth herein is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a) Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct when made and shall be true and correct on and as of the Closing Date with the same force and effect as if they had been made on and as of said date.

(b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c) No Material Adverse Change. There shall have been no material adverse change in the Company’s business or financial condition.

6. Right of First Refusal. The Shares underlying the Note and Warrants (the “Subject Shares”) may be sold by the Purchaser only in compliance with the provisions of this Section 6, and subject in all cases to compliance with applicable securities laws. Prior to any intended sale of more than an aggregate of 500,000 Subject Shares in any two (2) Business Day (as defined in Section 9(g) below) period, the Purchaser shall first give written notice (the “Offer Notice”) to the Company

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specifying (i) its bona fide intention to sell or otherwise transfer such Subject Shares and (ii) the number of Subject Shares the Purchaser proposes to sell (the “Offered Shares”). Within two (2) Business Days after receipt of the Offer Notice, the Company or its nominee(s) may elect to negotiate in good faith with the Purchaser to purchase all (not some) of such Offered Shares. In the event that the Company elects to purchase all (not some) of such Offered Shares, the Purchaser and the Company shall negotiate in good faith to consummate a transaction for such Offered Shares within five (5) Business Days following the Company’s election. If the Company and the Purchaser fail to agree upon a purchase price following good faith negotiation between the Company and the Purchaser, or otherwise any single share of the Offered Shares is not to be purchased by the Company, all the Offered Shares may be sold by the Purchaser without any of the restrictions set forth in this Section 6.

7. “Market Stand-Off” Agreement. The Purchaser agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company’s securities, the Purchaser will not sell or otherwise transfer or dispose of any shares of common stock held by the Purchaser without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to any shares of common stock held by the Purchaser until the end of such period.

8. Observer Rights. If, and for such time as, the Purchaser owns not less than fifteen percent (15%) of the then outstanding Shares, the Purchaser may, at its sole election, appoint a representative reasonably acceptable to the Company to attend all meetings of the Company’s Board of Directors in a nonvoting observer capacity and, in this respect, the Company shall deliver to such representative of the Purchaser copies of all notices, minutes, consents, and other materials that it provides to its directors generally; provided, however, that such representative of the Purchaser shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative of the Purchaser from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest.

9. Miscellaneous.

(a) Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Entire Agreement. This Agreement and the exhibits hereto, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, whether written or oral, and shall not be modified except by a writing signed by the parties hereto.

(c) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party

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hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the courts sitting in Hong Kong. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts sitting in Hong Kong for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(d) Headings; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Agreement. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

(e) No Waiver. No waiver of any of the provisions contained in this Agreement shall be valid unless made in writing and executed by the waiving party. It is expressly understood that in the event any party shall on any occasion fail to perform any term of this Agreement and the other parties shall not enforce that term, the failure to enforce on that occasion shall not prevent enforcement of that or any other term hereof on any other occasion.

(f) Severability. If any section of this Agreement is held invalid by any law, rule, order, regulation, or promulgation of any jurisdiction, such invalidity shall not affect the enforceability of any other sections not held to be invalid.

(g) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if properly addressed: (i) if delivered personally, by commercial delivery service or by facsimile (with acknowledgment of a complete transmission prior to 5:30 p.m. Los Angeles time), on the day of delivery, (ii) if delivered by U.S. nationally recognized overnight courier service, on the next Business Day after mailing, or (iii) upon actual receipt by the party to whom such notice is required by be given. For purposes of this Agreement, “Business Day” shall mean any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

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Notices shall be deemed to be deemed properly addressed to any party hereto if addressed to the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	if to Purchaser, to:

Samyang Optics Co., Ltd.
654-4 Bongam-dong
Masan-si, Gyeongsangnam-do
630-803 KOREA
Attention:
Telephone:
Facsimile:
Email:

with a copy to (which shall not constitute notice):

Kim, Choi & Lim
80-6 Susong-dong, Chongro-ku
Seoul, KOREA
Attention:
Telephone:
Facsimile:
Email:

(ii)	if to the Company:

Cortex Pharmaceuticals, Inc.
15231 Barranca Parkway
Irvine, California 92618
Attention: Chief Executive Officer
Telephone: (949) 727-3157
Facsimile: (949) 727-3657
Email: mvarney@cortexpharm.com

with a copy to (which shall not constitute notice):

Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92660
Attention: Lawrence B. Cohn
Telephone: (949) 725-4000
Facsimile: (949) 725-4100
Email: lcohn@sycr.com

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

(i) Counterparts. This Agreement and any amendment thereof may be executed in two or more counterparts, each of which shall be deemed an original for all purposes. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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(j) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

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(Signature Page Follows)

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The Company and the Purchaser have executed this Agreement as of the Effective Date.

“Company”

CORTEX PHARMACEUTICALS, INC.

By:
Mark A. Varney, Ph.D.
President and Chief Executive Officer

“Purchaser”

SAMYANG OPTICS CO., LTD.

By:
Sang-Yoon Rhee
President and Chief Executive Officer

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ANNEX A

Accredited Investor

An “accredited investor” is:

1. Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2. Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

3. Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4. Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5. Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

6. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7. Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii); and

8. Any entity in which all of the equity owners are accredited investors.

SCHEDULE A

Authorized and Outstanding Capital Stock

As of the date of the Agreement, authorized capital of the Company includes 205,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, of which 1,250,000 shares have been designated as 9% Cumulative Convertible Preferred Stock; 35,000 shares has been designated as Series A Junior Participating Preferred Stock; 3,200,000 shares have been designated as Series B Convertible Preferred Stock; 500 shares have been designated as Series D Convertible Preferred Stock; and 514,500 shares remain undesignated.

As of the date of the Agreement, the Company has 68,412,618 shares of Common Stock and 37,500 shares of Series B Convertible Preferred Stock outstanding.

As of the date of the Agreement, the Company’s issued and outstanding options and other securities convertible into, or exercisable for, shares of the Company’s Common Stock consist of the following:

1. 6,901,797 shares of Common Stock authorized for issuance under the Company’s 2006 Stock Incentive Plan; and

2. 6,186,701 shares of Common Stock subject to issued and outstanding options under the Company’s 1996 Stock Incentive Plan; and

3. 350,000 shares of Common Stock subject to issued and outstanding options outside of the Company’s 2006 Stock Incentive Plan and 1996 Stock Incentive Plan; and

4. 20,191,319 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants; and

5. 37,500 shares of Series B Convertible Preferred Stock, each share of which is convertible into approximately 0.09812 shares of Common Stock; and

6. 70,091 shares of Common Stock potentially issuable upon repayment of an advance to fund the Company’s expenses for its clinical study in patients with Mild Cognitive Impairment, such number of shares based upon the balance of the advance and accrued interest as of November 30, 2009.

Each of the foregoing securities includes anti-dilution provisions in the event of stock dividends, stock splits or reclassifications of the Company’s Common Stock.

EXHIBIT A

Form of Note

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. ADDITIONALLY, THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL IN FAVOR OF THE COMPANY AS SET FORTH IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED JANUARY 15, 2010.

CONVERTIBLE PROMISSORY NOTE

CORTEX PHARMACEUTICALS, INC.

Principal Amount: $1,500,000	Issue Date: January 15, 2010

Cortex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to the order of Samyang Optics Co., Ltd. (the “Holder”), the sum of One Million Five Hundred Thousand Dollars (US$1,500,000) and any unpaid accrued interest hereon, as set forth below, on or prior to the one (1) year anniversary of the original Issue Date (the “Maturity Date”), unless converted on or prior to the Maturity Date, all in accordance with the terms of this Note. This Note has been issued by the Company pursuant to the terms of that certain Securities Purchase Agreement, dated as of January 15, 2010 (the “Purchase Agreement”).

1. Interest. The unpaid principal balance of this Note shall bear simple interest at a rate equal to six percent (6%) per annum from the date hereof until (i) paid in full or the Maturity Date, whichever is earlier, or (ii) converted pursuant to Section 4 hereof. In the event this Note is converted pursuant to Section 4, all accrued interest may be paid in cash or converted into shares of the Company’s common stock (the “Stock”), at the Company’s sole election.

2. Prepayment. The Company may, at its sole election, prepay, in whole or in part, the outstanding principal or accrued interest under this Note at any time on or prior to the Maturity Date; provided, however, that any outstanding principal prepaid hereunder (the “Prepaid Principal”) shall also include a prepayment penalty in an amount equal to the difference between the interest that would have accrued on such Prepaid Principal to the Maturity Date and the amount that actually accrued through the payment date. In the event that less than all of the principal and accrued interest is prepaid by the Company, such payment shall be allocated first to accrued interest and second to principal.

3. Payment Upon Maturity. The Holder may, at its sole election, demand that all outstanding principal and accrued interest due under this Note at the Maturity Date be paid to the Holder in cash by delivering a written notice to the Company at least ninety (90) days prior to the Maturity Date setting forth the Holder’s demand for such cash payment. If the Company receives such written notice from the Holder within the time period set forth in the preceding sentence, the Company must within ninety (90) days following the Maturity Date make a cash payment to the Holder in an amount equal to all outstanding principal and accrued interest due under this Note at the Maturity Date. The Holder acknowledges and agrees that if the Holder elects to receive a cash payment upon maturity of this Note in accordance with this Section 3, then the Company shall be under no obligation to, and shall not, issue any warrants to purchase shares of the Stock to the Holder under Section 2 of the Purchase Agreement.

4. Conversion.

(a) Discretionary Conversion. At any time following the earlier of (i) the three (3) month anniversary of the original Issue Date, or (ii) the Maturity Date, the Holder may elect, by delivery of a conversion notice to the Company (the “Early Conversion Notice”), to convert all of the then outstanding principal amount and accrued interest due under this Note into shares of the Stock at a conversion price per share equal to the greater of (i) $0.134 (subject to adjustment for stock splits, stock dividends and the like that occur after the Issue Date) or (ii) an amount equal to eighty-five percent (85%) of the Weighted Average Closing Price of the Stock for the five (5) Trading Day period immediately prior to the date of the Early Conversion Notice (which date shall be no earlier than the date of receipt by the Company and which shall be referred to as the “Early Conversion Date”). For purposes of this Note:

(i) “Trading Day” means a day on which the principal Trading Market is open for trading.

(ii) “Trading Market” means a market or exchange on which the Stock is then listed or quoted for trading, including, without limitation, the NYSE Amex Equities Market, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange, the OTC Bulletin Board or a Pink OTC Market (or any successors to any of the foregoing).

(iii) “Weighted Average Closing Price” means the price determined by the first of the following clauses that applies: (A) if the Stock is then listed or quoted for trading on a Trading Market other than the OTC Bulletin Board or the Pink OTC Market, the volume-weighted average closing prices of the Stock on the Trading Market on which the Stock is then listed or quoted for trading as reported by Bloomberg L.P., (B) if the Stock is then listed or quoted for trading on the OTC Bulletin Board, the volume-weighted average closing prices of the Stock on the OTC Bulletin Board, or (C) if the Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the closing bid prices per share of the Stock so reported.

(b) Automatic Conversion. In the event that (i) less than all outstanding principal and accrued interest under this Note is prepaid by the Company pursuant to Section 2, (ii) the Holder has not previously elected to convert this Note into shares of Stock pursuant to Section 4(a), or (iii) the Holder does not elect to receive a cash payment upon maturity of this Note in accordance with Section 3, then effective at 5:00 p.m. Los Angeles Time on the Maturity Date, the then outstanding principal amount and accrued interest due under this Note shall automatically be converted into

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shares of the Stock at a conversion price per share equal to the greater of (i) $0.134 (subject to adjustment for stock splits, stock dividends and the like that occur after the Issue Date) or (ii) an amount equal to eighty-five percent (85%) of the Weighted Average Closing Price of the Stock for the five (5) Trading Day period immediately prior to the Maturity Date.

(c) Representation by the Holder; Restrictions. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Note and, upon any conversion hereof, will acquire the Stock issuable upon conversion, for its own account and not with a view to or for distributing or reselling such Stock or any part thereof in violation of the Securities Act or any applicable state securities law. The Holder acknowledges that the Stock acquired upon conversion of this Note, if not registered, will have restrictions upon resale imposed by state and federal securities laws and will contain one or more legends relating thereto. The Holder further acknowledges that the Stock may not be offered or sold except in compliance with the Company’s right of first refusal contained in the Purchase Agreement and pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws as evidenced by a legal opinion of counsel to the transferor to such effect, the substance of which shall be reasonably acceptable to the Company.

(d) Mechanics of Conversion. On the earlier of the Early Conversion Date or the Maturity Date, as applicable, the Holder shall surrender the certificate or certificates for this Note, duly endorsed, at the Company’s principal corporate office. The Company at its expense shall, as soon as practicable thereafter, issue and deliver at such office to the Holder, a certificate or certificates for the number of shares of Stock to which the Holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made at 5:00 p.m. Los Angeles Time on the Early Conversion Date or the Maturity Date, as applicable, and the Holder shall be treated for all purposes as the record holder of such shares of Stock as of such time.

(e) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

(f) No Rights as Stockholder. Prior to the conversion of this Note, the Holder of this Note shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any pre-emptive rights, and shall not be entitled to receive any notice of any proceedings of the Company.

(g) Taxes on Conversion. The issue of share certificates on conversion of this Note shall be made without charge to the Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the Holder, and the Company shall not be required to issue or deliver any certificate in respect of such shares unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

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(h) No Fractional Shares. The Company shall not be required to issue certificates representing fractional shares of Stock, but will make a payment in cash based on the price per share of Stock for any fractional share.

(i) Reservation of Conversion Securities. The Company agrees that it will at all times have authorized and reserved, and will keep available, solely for issuance or delivery upon the conversion of this Note, the shares of Stock and other securities and properties as from time to time shall be receivable upon the conversion of this Note.

5. Transferability. This Note evidenced hereby may not be pledged, sold, assigned or transferred.

6. Security; Subordination.

(a) Security. The obligations under this Note shall be unsecured obligations.

(b) Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated in right of payment to the prior payment in full of the Company’s Senior Indebtedness. As used in this Note, the term “Senior Indebtedness” shall mean the principal of and unpaid accrued interest on: (i) all indebtedness of the Company to banks, commercial finance lenders, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed (or the purchase or lease of equipment in the case of lease financing) by the Company, and whether or not secured, and whether or not previously incurred or incurred in the future, and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for or to refinance such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor. Senior Indebtedness shall include all obligations of the Company pursuant to any modifications, renewals and extensions of such Senior Indebtedness. The Holder acknowledges that the Company may incur Senior Indebtedness in the future and that such Senior Indebtedness shall be senior in repayment preference to this Note. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 6(b).

7. Defaults and Remedies.

(a) Events of Default. An “Event of Default” shall occur if:

(i) the Company shall default in the payment of the principal of this Note, when and as the same shall become due and payable;

(ii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Company, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, or for a substantial part of its property or assets, or (c) the winding up or liquidation of the Company; and such proceeding or petition shall continue undismissed for ninety (90) days, or an order or decree approving or ordering any of the foregoing shall be entered; or

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(iii) the Company shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (ii) of this Section 7(a), (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any subsidiary, or for a substantial part of its property or assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (g) take any action for the purpose of effecting any of the foregoing.

(b) Acceleration. If an Event of Default occurs and is continuing, the Holder, by written notice to the Company, may declare the principal of and accrued interest on this Note to be immediately due and payable.

8. Loss, Etc., of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and of indemnity reasonably satisfactory to the Company if lost, stolen or destroyed, and upon surrender and cancellation of this Note if mutilated, and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

9. Waiver. The Company hereby waives presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. If an action is brought for collection under this Note, the Holder shall be entitled to receive all costs of collection, including, but not limited to, its reasonable attorneys’ fees.

10. Notices. Any notice, approval, request, authorization, direction or other communication under this Note shall be given in accordance with the Purchase Agreement.

11. Successors and Assigns. Subject to Section 5, all of the covenants, stipulations, promises, and agreements in this Note shall bind and inure to the benefit of the parties’ respective successors and assigns, whether so expressed or not.

12. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be determined in accordance with the provisions of the Purchase Agreement.

**************

(Signature Page Follows)

5

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the Issue Date first written above

Cortex Pharmaceuticals, Inc.
Address:

15231 Barranca Parkway
Irvine , California 92618	By:
Mark A. Varney, Ph.D.
President and Chief Executive Officer

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EXHIBIT B

Form of Warrant

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. ADDITIONALLY, THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL IN FAVOR OF THE COMPANY AS SET FORTH IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED JANUARY 15, 2010.

COMMON STOCK PURCHASE WARRANT

CORTEX PHARMACEUTICALS, INC.

Warrant Shares:	Issue Date: , 20

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Samyang Optics Co., Ltd. (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or prior to the close of business on the two year anniversary of the original Issue Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Cortex Pharmaceuticals, Inc., a Delaware corporation (the “Company”), up to                             (    )1 shares (the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms shall have the meanings set forth in this Section 1:

“Business Day” shall mean any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

[1]	Amount to be determined upon conversion of the Note in accordance with the terms of the Purchase Agreement.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means a market or exchange on which the Common Stock is then listed or quoted for trading, including, without limitation, the NYSE Amex Equities Market, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange, the OTC Bulletin Board or a Pink OTC Market (or any successors to any of the foregoing).

“Transaction Documents” means the Securities Purchase Agreement dated January 15, 2010 between the Company and the purchaser signatory thereto (the “Purchase Agreement”), as well as the other agreements and documents contemplated thereby.

“Weighted Average Closing Price” means the price determined by the first of the following clauses that applies: (A) if the Common Stock is then listed or quoted for trading on a Trading Market other than the OTC Bulletin Board or the Pink OTC Market, the volume-weighted average closing prices of the Common Stock on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P., (B) if the Common Stock is then listed or quoted for trading on the OTC Bulletin Board, the volume-weighted average closing prices of the Common Stock on the OTC Bulletin Board, or (C) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the closing bid prices per share of the Common Stock so reported.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed copy of the Notice of Exercise Form annexed hereto, the original Warrant certificate and payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank.

b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $        2, subject to adjustment hereunder (the “Exercise Price”).

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Amount to equal to one hundred forty percent (140%) of the greater of (a) the closing sales price of COR’s common stock on the original Issue Date of the Note (subject to adjustment for stock splits, stock dividends and the like that occur after the original Issue Date of the Note) or (b) eighty-five percent (85%) of the weighted average closing price of COR’s common stock for the five (5) trading day period immediately prior to the maturity date of the Note as determined for purposes of the Note conversion.

c) Mechanics of Exercise.

i. Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the Company or the Company’s transfer agent to the Holder promptly after the date of exercise. This Warrant shall be deemed to have been exercised on the first date on which all of the items in Section 2(a) above have been delivered to the Company. The Warrant Shares shall be deemed to have been issued, and Holder shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been properly exercised, with payment to the Company of the Exercise Price prior to the issuance of such shares, having been paid.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

iv. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

v. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

d) Representation by the Holder; Restrictions. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws and will contain one or more legends relating thereto. The Holder further acknowledges that the Warrant Shares may not be offered or sold except in compliance with the Company’s right of first refusal contained in the Purchase Agreement and pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws as evidenced by a legal opinion of counsel to the transferor to such effect, the substance of which shall be reasonably acceptable to the Company.

e) Call Provision. Subject to the provisions of this Section 2(e), if (i) the Weighted Average Closing Price for each of 10 consecutive Trading Days (the “Measurement Period”) exceeds one and one-half (1.5) times the Exercise Price (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the original Issue Date) and (ii) the Holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company, then the Company may, within 3 Trading Days of the end of such Measurement Period, call for cancellation of all or any portion of this Warrant for which a Notice of Exercise has not yet been delivered (such right, a “Call”) for consideration equal to $0.001 per Share. To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”); indicating therein the portion of unexercised portion of this Warrant to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 6:30 p.m. (Los Angeles time) on the tenth Trading Day after the date the Call Notice is received by the Holder (such date and time, the “Call Date”). Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered through 6:30 p.m. (Los Angeles time) on the Call Date. The parties agree that any Notice of Exercise delivered following a Call Notice which calls less than all the Warrants shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant. For example, if (A) this Warrant then permits the Holder to acquire 100 Warrant Shares, (B) a Call Notice pertains to 75 Warrant Shares, and (C) prior to 6:30 p.m. (Los Angeles time) on the Call Date the Holder tenders a Notice of Exercise in respect of 50 Warrant Shares, then (x) on the Call Date the right under this Warrant to acquire 25 Warrant Shares will be automatically cancelled, (y) the Company, in the time and manner required under this Warrant, will have issued and delivered to the Holder 50 Warrant Shares in respect of the exercises following receipt of the Call Notice, and (z) the Holder may, until the Termination Date, exercise this Warrant for 25 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Call Notices). Subject again to the provisions of this Section 2(d), the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Holder shall not have delivered a Notice of Exercise. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any such Call Notice shall be void), unless, from the beginning of the Measurement Period through the Call Date, (1) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by 6:30 p.m. (Los Angeles time) on the Call Date, and (2) the Common Stock shall be listed or quoted for trading on the Trading Market, and (3) there is a sufficient number of authorized shares of Common Stock for issuance of all securities under the Transaction Documents.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

c) Notice to Holder. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 4. Transfer of Warrant.

a) Transferability. This Warrant evidenced hereby may not be pledged, sold, assigned or transferred.

b) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual written notice to the contrary.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(c)(i).

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Effect of Consolidation, Merger or Sale. Notwithstanding anything in this Warrant to the contrary, this Warrant shall expire upon any (i) consolidation or merger of the Company with another entity, or any statutory exchange of securities with another entity, whereby the holders of voting capital stock of the Company immediately prior to such transaction hold less than 50% of the voting capital stock following such transaction, (ii) sale or all or substantially all of the Company’s assets to another entity or (iii) liquidation of the Company. The Company shall give the Holder at least fifteen (15) days advance notice of the closing of such transaction at its last address as it shall appear upon the Warrant Register of the Company; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

f) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

g) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder or the Company shall operate as a waiver of such right or otherwise prejudice Holder’s or the Company’s respective rights, powers or remedies.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.

j) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

k) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

l) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant to be executed by their respective officers thereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

Dated: , 20

By:
	Name:	Mark A. Varney, Ph.D.
	Title:	Chief Executive Officer

Accepted and agreed to this      day of             , 20

SAMYANG OPTICS CO., LTD.

By:
Name:	Sang-Yoon Rhee
Title:	President and Chief Executive Officer

NOTICE OF EXERCISE

To: CORTEX PHARMACEUTICALS, INC.

(1) The undersigned hereby elects to purchase              Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of lawful money of the United States.

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned.

The Warrant Shares shall be delivered by physical delivery of a certificate to:

(4) The undersigned is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [            ] all of or [    ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

                                                                                                                                                                            .

                                                                                                                                               Dated:             ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.